Exhibit 99.1

Harvard Bioscience Announces Second Quarter 2024 Financial Results

HOLLISTON, Mass., August 8, 2024 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the second quarter ended June 30, 2024.

Jim Green, Chairman and CEO, said, “Second quarter revenues reflect a more challenging than expected market environment. With the uncertainty of the timing for market recovery we stayed focused on managing costs and the actions we implemented during Q2 are expected to drive annualized savings of approximately $4 million while we continue our work on new product development and growth initiatives.”

Green continued, “We believe the market recovery is likely delayed to later in the second half however we remain excited about the long-term growth prospects from our innovative new products.”

Financial Results Summary	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, $ in millions except per share data)	2024	2023	2024	2023
Revenues	$23.1	$28.8	$47.6	$58.7
Gross margin	57.2%	58.0%	58.8%	59.6%
Operating (loss) income (GAAP)	$(2.1)	$0.8	$(4.3)	$2.5
Adjusted operating income	$0.8	$3.6	$2.0	$8.0
Net loss (GAAP)	$(2.9)	$(1.0)	$(7.6)	$(0.4)
Diluted loss per share (GAAP)	$(0.07)	$(0.02)	$(0.18)	$(0.01)
Diluted adjusted (loss) earnings per share	$0.00	$0.04	$0.02	$0.09
Adjusted EBITDA	$1.3	$3.9	$2.9	$8.7
Adjusted EBITDA margin	5.5%	13.6%	6.1%	14.7%
Cash flow provided by operations			$0.6	$5.4

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2024 Results

For the second quarter of fiscal 2024, the Company reported revenues of $23.1 million compared to $28.8 million in the second quarter of fiscal 2023. Gross margin for the three months ended June 30, 2024 was 57.2% compared with 58.0% in the comparable quarter of the prior year. Gross profit was $13.2 million for the second quarter of 2024 compared to $16.7 million in the same period last year. Gross margin below the Company’s target of 60% was primarily due to lower absorption of fixed manufacturing costs.

Net loss for the second quarter of 2024 was $(2.9) million compared to a net loss of $(1.0) million in the second quarter of 2023, which included a loss on marketable securities of ($0.3) million and $(1.6) million in 2024 and 2023, respectively. Net loss was primarily impacted by the dropdown impact of lower revenues. Adjusted EBITDA for the second quarter of 2024 was $1.3 million, compared to $3.9 million in the second quarter of the prior year.

Six Months Ended June 30, 2024 Results

For the six months ended June 30, 2024, revenues were $47.6 million, compared to $58.7 million in the same period a year ago. Gross margin for the six months ended June 30, 2024 was 58.8% compared with 59.6% in the comparable period of the prior year. Gross profit was $28.0 million for the first half of 2024 compared to $35.0 million in the same period last year. The reduction in gross margin below the Company’s target of 60% was primarily due to lower absorption of fixed manufacturing costs.

Net loss for the six months ended June 30, 2024 was ($7.6) million compared to a net loss of $(0.4) million in the same period of 2023, primarily due to the dropdown impact of lower revenues. Adjusted EBITDA for the six months ended June 30, 2024 was $2.9 million, compared to adjusted EBITDA of $8.7 million for the comparable period of 2023.

Cash provided by operations was $0.6 million during the six months ended June 30, 2024 compared to $5.4 million in the same period last year.

2024 Guidance

In light of a delayed market recovery, the Company is reducing its full year 2024 revenue outlook to approximately $97 million to $102 million. The Company expects 2024 full year gross margin of approximately 59% to 60% and adjusted EBITDA margin in the high single digits.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 10:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here (https://edge.media-server.com/mmc/p/d3g5cbbp). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here (https://investor.harvardbioscience.com/events-and-presentations).

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, and net debt. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, other operating expenses, loss on equity securities, income taxes, and the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included as exhibits below in this press release.

With respect to non-GAAP forward-looking measures, we provide an outlook for adjusted EBITDA margin. Many of the items that we exclude from this forward-looking measure calculation are less capable of being controlled or reliably predicted by management. These items could cause the forward-looking measures presented in our outlook statements to vary materially from our GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margins, earnings, cash and debt position, growth and the introduction of new products, the strength of the Company’s market position and business model and anticipated macroeconomic conditions. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Company Contact:	Investors Contact:
Jennifer Cote	Three Part Advisors
Chief Financial Officer	Sandy Martin
(508) 893-3120	HBIO@threepa.com
(214) 616-2207

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Revenues	$23,097	$28,759	$47,609	$58,734
Cost of revenues	9,879	12,086	19,619	23,715
Gross profit	13,218	16,673	27,990	35,019

Operating expenses:
Sales and marketing expenses	5,395	6,178	11,299	12,156
General and administrative expenses	5,686	5,353	11,649	11,687
Research and development expenses	2,626	2,957	5,511	5,854
Amortization of intangible assets	1,331	1,389	2,664	2,777
Other operating expenses	249	-	1,215	-
Total operating expenses	15,287	15,877	32,338	32,474

Operating (loss) income	(2,069)	796	(4,348)	2,545

Other income (expense):
Interest expense	(749)	(941)	(1,500)	(1,915)
Loss on equity securities	(281)	(1,581)	(1,593)	(1,581)
Other (expense) income, net	(181)	(372)	(323)	60
Total other expense	(1,211)	(2,894)	(3,416)	(3,436)
Loss before income taxes	(3,280)	(2,098)	(7,764)	(891)
Income tax benefit	(353)	(1,118)	(143)	(533)
Net loss	$(2,927)	$(980)	$(7,621)	$(358)

Loss per common share:
Basic and diluted	$(0.07)	$(0.02)	$(0.18)	$(0.01)

Weighted-average common shares:
Basic and diluted	43,486	42,354	43,443	42,204

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$4,048	$4,283
Accounts receivable, net	12,486	16,099
Inventories	25,130	24,716
Other current assets	4,766	3,940
Total current assets	46,430	49,038
Property, plant and equipment	4,758	3,981
Goodwill and other intangibles	70,068	73,101
Other long-term assets	7,656	11,246
Total assets	$128,912	$137,366

Liabilities and Stockholders' Equity
Current portion, long-term debt	$3,720	$5,859
Other current liabilities	18,901	20,683
Total current liabilities	22,621	26,542
Long-term debt, net	31,960	30,704
Other long-term liabilities	7,084	7,046
Stockholders’ equity	67,247	73,074
Total liabilities and stockholders’ equity	$128,912	$137,366

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(7,621)	$(358)
Adjustments to operating cash flows	8,048	7,101
Changes in operating assets and liabilities	130	(1,379)
Net cash provided by operating activities	557	5,364

Cash flows from investing activities:
Additions to property, plant and equipment	(1,463)	(741)
Acquisition of intangible assets	(223)	(108)
Proceeds from sale of product line	-	512
Proceeds from sale of marketable equity securities	1,919	-
Net cash provided by (used in) investing activities	233	(337)

Cash flows from financing activities:
Borrowing from revolving line of credit	5,550	2,500
Repayment of revolving line of credit	(2,550)	(5,450)
Repayment of term debt	(4,023)	(2,591)
Proceeds from exercise of employee stock options and purchases	204	724
Taxes paid related to net share settlement of equity awards	(59)	(451)
Net cash used in financing activities	(878)	(5,268)

Effect of exchange rate changes on cash and cash equivalents	(147)	57
Decrease in cash and cash equivalents	(235)	(184)
Cash and cash equivalents at the beginning of period	4,283	4,508
Cash and cash equivalents at the end of period	$4,048	$4,324

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data and percentages)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP operating (loss) income	$(2,069)	$796	$(4,348)	$2,545
Stock-based compensation	1,278	1,102	2,326	2,255
Acquired asset depreciation & amortization	1,338	1,398	2,676	2,798
Other operating expenses (1)	271	-	1,335	-
Other adjustments	-	276	-	408
Adjusted operating income	$818	$3,572	$1,989	$8,006

Operating margin	(9.0%)	2.8%	(9.1%)	4.3%
Adjusted operating margin	3.5%	12.4%	4.2%	13.6%

GAAP net loss	$(2,927)	$(980)	$(7,621)	$(358)
Stock-based compensation	1,278	1,102	2,326	2,255
Acquired asset depreciation & amortization	1,338	1,398	2,676	2,798
Other operating expenses (1)	271	-	1,335	-
Other adjustments	-	367	-	4
Loss on equity securities	280	1,581	1,593	1,581
Income taxes	(36)	(1,776)	591	(2,115)
Adjusted net income	204	1,692	900	4,165
Depreciation & amortization	464	328	907	649
Interest and other expense, net	929	1,222	1,822	2,258
Adjusted income taxes (2)	(317)	658	(734)	1,582
Adjusted EBITDA	$1,280	$3,900	$2,895	$8,654
Adjusted EBITDA margin	5.5%	13.6%	6.1%	14.7%

Diluted loss per share (GAAP)	$(0.07)	$(0.02)	$(0.18)	$(0.01)

Diluted adjusted earnings per share	$0.00	$0.04	$0.02	$0.09
Weighted-average common shares:
Diluted GAAP	43,486	42,354	43,443	42,204
Diluted Adjusted	44,450	44,656	44,516	44,020

(1) Other operating expenses for the three months ended June 30, 2024 includes a credit of $(0.1) million related to an unclaimed property audit and $0.4 million of restructuring-related charges.  Other operating expenses for the six months ended June 30, 2024 includes a $0.5 million commission fee paid in connection with the receipt of employee retention credits, a loss of $0.3 million related to an unclaimed property audit, and $0.4 million of restructuring-related charges.

(2) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

	June 30, 2024	December 31, 2023
Debt, including unamortized deferred financing costs	$35,680	$36,563
Unamortized deferred financing costs	420	560
Cash and cash equivalents	(4,048)	(4,283)
Net debt	$32,052	$32,840